UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2015

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13232	84-1259577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AIMCO PROPERTIES, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Pursuant to the Underwriting Agreement, dated January 12, 2015, among Apartment Investment and Management Company (the “Company”), AIMCO Properties, L.P., and Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc. (together, the “Underwriters”) relating to an underwritten public offering by the Company of 8,200,000 shares of Class A Common Stock, par value $.01 per share (the “Common Stock”), the Company granted the Underwriters an option to purchase up to 1,230,000 additional shares of Common Stock (“Option Shares”), exercisable within 30 days of the date of the Underwriting Agreement. On January 16, 2015, the Underwriters exercised such option to purchase all of the Option Shares. The sale of the Option Shares is expected to close on or about January 21, 2015, subject to customary conditions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

Date: January 20, 2015	By:	/s/ Ernest M. Freedman
	Name:	Ernest M. Freedman
	Title:	Executive Vice President and
Chief Financial Officer

Date: January 20, 2015	AIMCO PROPERTIES, L.P.

	By:	AIMCO-GP, Inc.,
Its General Partner

		By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)